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                                                                   Exhibit 10.14





                               AMN HOLDINGS, INC.
                    1999 SUPER-PERFORMANCE STOCK OPTION PLAN

                     CEO Nonqualified Stock Option Agreement

            . STOCK OPTION AGREEMENT dated November 19, 1999, between AMN HOLDINGS, INC., a Delaware corporation (the "Company"), and Steven C. Francis (the "grantee").

            All words and phrases not otherwise expressly defined herein shall have the same meanings as are ascribed to such words and phrases in the Plan document.

            The Committee has determined that the objectives of the Plan will be furthered by granting to the grantee an option pursuant to the Plan.

            In consideration of the foregoing and of the mutual undertakings set forth in this Stock Option Agreement, the Company and the grantee agree as follows:

         SECTION 1. Grant of Option. The Company hereby grants to the grantee a nonqualified stock option to purchase 15,619.2 shares of Stock at a purchase price of $163.9743 per share.

         SECTION 2.  Exercisability.

            (a) In General. Subject to Section 4 hereof, the option shall become vested and exercisable if, and only if, certain performance targets are met, as follows:


                                                 Number of Shares as to which
 Fiscal Year              EBITDA                 Option Becomes Exercisable

     2000           at least $21,752,000                  3,904.8
     2001           at least $26,088,000                  3,904.8
     2002           at least $31,182,000                  3,904.8
     2003           at least $35,872,000                  3,904.8

         Any portion of the option that becomes exercisable pursuant to the above shall become exercisable as of the date of delivery of audited financial statements by the Company's independent auditor for the applicable Fiscal Year (in each case, the "Fiscal Year Vesting Date"), provided that the grantee was employed on the last day of the applicable Fiscal Year.

                  (b) Change of Control Acceleration. Notwithstanding the foregoing, in the event a Change of Control occurs prior to December 31, 2003, in
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which the net proceeds actually received by HWH Capital Partners, L.P. and its affiliates (collectively, "HWP") in the form of cash and marketable securities equals or exceeds three times HWP's aggregate investment in the Company (after taking into account any prior sales by HWP of any portion of its investment in the Company), the portion of the option which was eligible to become vested pursuant to Section 2(a) with respect to the Fiscal Year in which a Change of Control occurs and, if any, later Fiscal Years shall become exercisable effective immediately prior to such event.

                  (c)      Expiration of Option.

                           (i) Generally. Subject to the provisions of this
                  Section 2(c) and Section 4, the option shall terminate and cease to be exercisable on the tenth anniversary of the date of grant thereof.

                           (ii) Special Rule. Notwithstanding the provisions of
                  Section 2(c)(i), if the Company does not meet the performance target established in Section 2(a) for a Fiscal Year, that portion of the option which was eligible to become vested with respect to such Fiscal Year shall immediately terminate.

         SECTION 3. Method of Option Exercise. The option or any part thereof may be exercised only by giving to the Company written notice of exercise in the form prescribed by the Committee. Full payment of the purchase price shall be made on the option exercise date by certified or official bank check or, in the Committee's discretion (which shall not be unreasonably withheld), by personal check (subject to collection), payable to the Company, or delivery of shares of Stock already owned by the grantee for at least six months prior to the option exercise date as described in Section 5.4(b)(iii) of the Plan. The grantee shall have no right to pay the option exercise price, or to receive shares of Stock with respect to an option exercise, prior to the option exercise date. For purposes of this Stock Option Agreement, the "option exercise date" shall be deemed to be the first business day immediately following the date written notice of exercise is received by the Company.

         SECTION 4.  Termination of Employment.

                  (a)      Unvested Options.

                           (i) General Rule. All unvested portions of an option
                  granted to a grantee shall terminate and no longer be exercisable upon such grantee's termination of employment for any reason, except to the extent that options may become exercisable post-employment in accordance with Section 5.5 of the Plan or may remain eligible for
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                  vesting and exercise pursuant to Sections 4(a)(ii) or 4(c) of this Agreement.

                           (ii) Termination Before Performance Verified.
                  Notwithstanding Section 4(a)(i), if a grantee terminates employment after the end of a Fiscal Year but before the Fiscal Year Vesting Date (if applicable), the portion of such grantee's option that was eligible to vest upon delivery of audited financial statements confirming that performance targets were met for such Fiscal Year shall remain outstanding and eligible for vesting until delivery of such audited financial statements. Thereafter, the unvested portion of such option shall terminate immediately and the treatment of the vested portion of the option shall be governed by Section 4(b).

                  (b)      Vested Options.

                           (i) Death and Disability. Unless otherwise provided
                  herein (including, without limitation, Section 4(c), if a grantee's employment with the Company and its subsidiaries terminates by reason of death or Disability (as defined in a grantee's employment agreement, if applicable, or if not applicable, as defined in section 22(e)(3) of the Code), the portion, if any, of the option granted to such grantee which was exercisable immediately prior to such termination of employment or which becomes exercisable thereafter in accordance with Section 4(a)(ii) of this Agreement, may be exercised by such grantee or, as the case may be, by such grantee's court-appointed legal representative or, in the case of the grantee's death, by the person or persons to whom such option passes under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of (x) the later of (1) one year after the grantee's termination by reason of death or Disability and (2) with respect to any portion of the option that vests in accordance with Section 4(a)(ii) of this Agreement, one year after the date of delivery of audited financial statements, and (y) the date on which such portion of the option terminates or expires in accordance with the provisions of the Plan and the other provisions of this Stock Option Agreement.

                           (ii) Regular Termination; Leaves of Absence. Unless
                  otherwise provided herein (including, without limitation,
                  Section 4(c)), if the grantee's employment terminates for reasons other than as provided in Section 4(b)(i), the portion, if any, of the option granted to such grantee which was exercisable immediately prior to such termination of employment or which becomes exercisable thereafter in accordance with Section 4(a)(ii) of this Agreement may be exercised by such grantee until the earlier of (x) the later of (1) 90 days after
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                  the grantee's date of termination and (2) with respect to any portion of the option that vests in accordance with Section 4(a)(ii) of this Agreement, 90 days after the date of delivery of audited financial statements, and (y) the date on which such option terminates or expires in accordance with the provisions of the Plan and the other provisions of this Stock Option Agreement. The Committee may in its discretion determine (A) whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for purposes of the Plan and (B) the impact, if any, of any such leave on outstanding options under the Plan.

                  (c) Special Rule. If termination of the grantee's employment occurs due to death, Disability (as defined in the Plan), resignation for Good Reason, termination without Cause, or a resignation within 90 days of a Change of Control as described in Section 5.03 of the grantee's employment agreement, and such termination takes place between January 1, 2002 and December 31, 2003, then one-half of the portion of the option eligible for vesting in Fiscal Years 2002 and 2003 in accordance with Section 2(a), which has not previously become exercisable and as to which the applicable Fiscal Year has not ended, shall not terminate, but rather shall remain outstanding and become exercisable if and to the extent that the performance targets set forth in Section 2(a) are met for Fiscal Years 2002 and 2003 (as applicable), as if such termination of employment had not occurred. After each such vesting, if any, grantee shall have a period of 90 days in which to exercise such portion of the option, unless his termination was due to death or Disability, in which case the grantee or his estate shall have one year after vesting to exercise such portion of the option. Any portion of the option which remains outstanding following termination of employment as described in this Section 4(c), but as to which the applicable Fiscal Year has ended without the performance targets having been attained, shall terminate as of the end of such Fiscal Year.

                  (d) Right of Discharge Reserved. Nothing in the Plan or this Stock Option Agreement shall confer upon the grantee or any other person the right to continue in the employment of the Company or any of its subsidiaries or affect any right which the Company or any of its subsidiaries may have to terminate the employment of the grantee or any other person.

         SECTION 5. Withholding Tax Requirements. Shares of Stock deliverable to the grantee upon exercise, pursuant to the terms of the Plan and this Stock Option Agreement, shall be subject to income tax withholding as provided in
Section 10 of the Plan. Subject to the Committee's consent (which shall not be unreasonably withheld), a grantee may elect to satisfy all or part of such requirements by delivery of unrestricted shares of Stock owned by the grantee as provided in Section 10.2 of the Plan.
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         SECTION 6. Agreement Provisions to Prevail. This Stock Option Agreement
shall be subject to all of the terms and provisions of the Plan, which are incorporated hereby and made a part hereof, including, without limitation, the provisions of Section 8 of the Plan (generally relating to consents required by securities and other laws) and Section 11 of the Plan (generally relating to the effects of certain reorganizations and other extraordinary transactions and providing the Committee with the ability to adjust performance targets). In the event there is any inconsistency between the provisions of this Stock Option Agreement and the Plan, the provisions of this Stock Option Agreement shall govern.

         SECTION 7. Grantee's Acknowledgments. By entering into this Stock Option Agreement, the grantee agrees and acknowledges that (a) he has received and read a copy of the Plan, and accepts this option upon all of the terms thereof, and (b) no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder or under this Stock Option Agreement.

         SECTION 8. Nontransferability. No option granted to the grantee under the Plan or this Stock Option Agreement shall be assignable or transferable by the grantee (whether by operation of law or otherwise and whether voluntarily or involuntarily), other than by will or by the laws of descent and distribution. During the lifetime of the grantee, all rights granted to the grantee under the Plan or under this Stock Option Agreement shall be exercisable only by the grantee or the grantee's court appointed legal representative. Notwithstanding the foregoing, with the Committee's consent, the option may be transferred to one or more members of the grantee's immediate family or trusts all of the beneficiaries (other than contingent beneficiaries) of which are members of the grantee's immediate family.

         SECTION 9.  Forfeiture for Non-Compete Violation.

                  (a) Non-Compete. The grantee agrees that during the term of grantee's employment and for a period of two years thereafter (the "Coverage Period"), the grantee will not engage in, consult with, participate in, hold a position as shareholder, director, officer, consultant, employee, partner or investor, or otherwise assist any business entity (i) in any State of the United States of America or (ii) in any other country in which the Company has business activities, in either case, that is engaged in any activities which are competitive with the business of providing healthcare or other personnel on a temporary basis to hospitals, healthcare facilities or other entities and any and all business activities reasonably related thereto in which the Company or any of its divisions, affiliates or subsidiaries are then engaged.

                  (b) Non-Solicit. The grantee agrees that during the Coverage Period, he shall not solicit, attempt to solicit or endeavor to entice away from the Company any person who, at any time during the Term was a traveling nurse or
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other healthcare professional, employee, customer, client or supplier of the
Company.

                  (c) Confidential and Proprietary Information. The grantee agrees that he will not, at any time make use of or divulge to any other person, firm or corporation any confidential or proprietary information concerning the business or policies of the Company or any of its divisions, affiliates or subsidiaries. For purposes of this Agreement, any confidential information shall constitute any information designated as confidential or proprietary by the Company or otherwise known by the grantee to be confidential or proprietary information including, without limitation, customer information. Grantee acknowledges and agrees that for purposes of this Agreement, "customer information" includes without limitation, customer lists, all lists of professional personnel, names, addresses, phone numbers, contact persons, preferences, pricing arrangements, requirements and practices. Grantee's obligation under this Section 9(c) shall not apply to any information which (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain without the fault of grantee; or (iii) is hereafter disclosed to grantee by a third party not under an obligation of confidence to the Company. Grantee agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or except as specifically permitted in writing by the Company, any document or other object containing or reflecting any such confidential or proprietary information. Grantee recognizes that all such information, whether developed by the grantee or by someone else, will be the sole exclusive property of the Company. Upon termination of employment, grantee shall forthwith deliver to the Company all such confidential or proprietary information, including without limitation all lists of customers, pricing methods, financial structures, correspondence, accounts, records and any other documents, computer disks, computer programs, software, laptops, modems or property made or held by him or under his control in relation to the business or affairs of the Company, or any of its divisions, subsidiaries or affiliates, and no copy of any such confidential or proprietary information shall be retained by him.

                  (d) Forfeiture for Violations. If the grantee shall at any time violate the provisions of Section 9(a), (b), or (c), the grantee shall immediately forfeit all options (whether vested or unvested) and any exercise of an option which occurs after (or within 6 months before) any such violation shall be void ab initio.

         SECTION 10. Execution of Agreement. Notwithstanding anything contained in this Stock Option Agreement to the contrary, no option may be exercised until the grantee has returned an executed copy of this Stock Option Agreement to the Company.

         SECTION 11. Notices. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to 12235 El Camino Real, Suite 200, San Diego, California 92130, or at such other address as the Company may hereafter
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designate to the grantee by notice as provided herein. Any notice to be given to the grantee hereunder shall be addressed to the grantee at the address set forth below or at such other address as the grantee may hereafter designate to the Company by notice as provided herein. Notices hereunder shall be deemed to have been duly given when received by personal delivery or by registered or certified mail to the party entitled to receive the same.

         SECTION 12. Reorganization Event. The option awarded hereunder may be subject, in the Committee's discretion, to termination upon advance notice on account of a Reorganization Event affecting the Company, as described in Section 17 of the Plan.

         SECTION 13. Successors and Assigns. This Stock Option Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent set forth in the Plan, the heirs and personal representatives of the grantee.

         SECTION 14. Governing Law. This Agreement shall be governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

         SECTION 15. Modifications to Agreement. This Agreement may not be altered, modified, changed or discharged, except by a writing signed by or on behalf of both the Company and the grantee.
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                  IN WITNESS WHEREOF, the parties hereto have executed this
Stock Option Agreement as of the date and year first above written.

                                    AMN HOLDINGS, INC.


                                    By:        /s/ Diane K. Stumph
                                       _________________________________________
                                         Name:   Diane K. Stumph
                                         Title:  Senior Vice President, Finance
                                                 & CFO

                                           /s/ Steven C. Francis
                                       _________________________________________
                                                      Steven C. Francis

                                                 P.O. Box 675720
                                          Rancho Santa Fe, California 92067
                                       _________________________________________
                                                        (Address)